UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CIPRICO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIPRICO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Ciprico Inc. will be held on Thursday, January 25, 2007 at 3:30 p.m. (CST), at Ciprico’s corporate headquarters located at 17400 Medina Road, Suite 800 Plymouth, Minnesota, for the following purposes:

1.                                       To amend the Certificate of Incorporation to increase the maximum number of Directors from six to eight.

2.                                       To set the number of the Board of Directors at seven.

3.                                       To elect two Class I directors for the ensuing year.

4.                                       To authorize an increase in the number of shares available under the 1996 Restricted Stock Plan.

5.                                       To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

Only stockholders of record at the close of business on December 5, 2006, are entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience or vote via the online methodology outlined in the enclosed proxy. The prompt return of proxies will save us the expense of further requests.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Hansen
James W. Hansen
Chairman of the Board

Plymouth, Minnesota
December 21, 2006

CIPRICO INC.

ANNUAL MEETING OF STOCKHOLDERS

January 25, 2007

PROXY STATEMENT

INTRODUCTION

Your Proxy is solicited by the Board of Directors of Ciprico Inc. (“Ciprico” or “the Company”) for use at the Annual Meeting of Stockholders to be held on January 25, 2007, at the location and for the purposes set forth in the notice of meeting, and at any adjournment or postponement thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company.  Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the Proxy for that purpose.  Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.  If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

If your shares of common stock are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services (“ADP”) online program.  This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy will provide instructions. If your voting form does not refer to Internet or telephone information, please complete and return the paper Proxy card in the postage paid envelope provided.

The mailing address of the principal executive office of the Company is 17400 Medina Road, Suite 800, Plymouth, Minnesota 55447.  The Company expects that this Proxy Statement, the related Proxy card and notice of meeting will first be mailed to stockholders on or about December 18, 2006.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed December 5, 2006, as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 5, 2006, there were 5,019,906 shares of the Company’s Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the General Corporation Law of Delaware and our Certificate of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the NASDAQ Stock Market.  Our independent directors are Messrs. Burniece, Hokkanen, Griffiths, Gerson and Vekich.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct, which applies to all of our employees, directors and officers, including our principal executive officer and principal financial and accounting officer.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available free of charge through our website at www.ciprico.com and is available in print to any stockholder who sends a request for a paper copy to Ciprico Inc., Attn. Compliance Officer, 17400 Medina Road, Suite 800, Plymouth, Minnesota 55447.  We include on our website any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B.

Communications with Board

Stockholders may communicate directly with the Board of Directors.  All communications should be in writing and directed to the Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the Lead Director, Mr. Vekich, chair of the Nominating and Governance Committee.  Stockholder communications to the Board should be sent to:

Attention:	Corporate Secretary
17400 Medina Road, Suite 800
Plymouth, MN 55447

Director Attendance at Annual Meetings

The Company does not have a specific policy on director attendance at annual meetings, but all incumbent directors did attend the Annual Meeting of Stockholders held on January 26, 2006.

Executive Sessions of the Board

The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings, but in no event less than two times per year.

Committee and Board Meetings

The Company’s Board of Directors has three standing committees: the Audit Committee, the Human Capital Committee and the Nominating and Governance Committee.

Audit Committee

The Audit Committee members currently consist of Messrs. Vekich, Griffiths and Hokkanen.  This committee is responsible for selecting the Company’s independent auditors, reviewing the Company’s internal audit procedures, reviewing quarterly and annual financial statements independently and with the Company’s independent auditors, reviewing the results of the annual audit and implementing and monitoring the Company’s cash investment policy.  In addition, the Audit Committee assists the Board in its oversight of corporate accounting and internal controls, reporting practices and the quality and integrity of the financial reports of the Company.  The Audit Committee met four times during fiscal 2006.  Currently the Audit Committee members are each considered “independent directors” as defined by NASDAQ.  Our Board of Directors has determined that Mr.Vekich qualifies as an “audit committee financial expert,” as defined under SEC rules.  Ciprico acknowledges that the designation of Mr. Vekich as the audit committee financial expert does not impose on Mr. Vekich any duties, obligations or liability greater than the duties, obligations and liability imposed on Mr. Vekich as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Charter for the Audit Committee is attached as Appendix A to the Proxy Statement for the 2004 Annual Meeting of Stockholders.  The Audit Committee’s Report is included on page 18.

Human Capital Committee

The Human Capital Committee currently consists of Messrs. Hokkanen, Griffiths and Vekich.  The Human Capital Committee recommends to the Board of Directors the salaries and other compensation to be paid to executive officers of the Company and administers the Company’s stock option and restricted stock plans.  The Human Capital Committee met five times during fiscal 2006.  All members of the Human Capital Committee are considered “independent directors” as defined by NASDAQ.  The Human Capital Committee’s Report is included on page 16.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Vekich, Burniece and Hokkanen.  This Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Nominating and Governance Committee facilitates an annual evaluation by Board members of the Board and individual director performance. The Charter for the Nominating and Governance Committee is available on our website at

www.ciprico.com.  All members of the Nominating and Governance Committee are independent. The Nominating and Governance Committee, in connection with the entire Board, approved the nomination of the directors to be elected at the 2006 annual meeting.

Nominating Policy

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, third party search firms and other sources.  In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character and mature judgment, and being able to work collegially with others.  In addition, factors such as the following shall be considered:

•                  ownership in the Company;

•                  needs of the Board with respect to particular talent and industry experience;

•                  knowledge, skills and experience of the nominee;

•                  familiarity with domestic and international business affairs;

•                  legal and regulatory requirements;

•                  appreciation of the relationship of our business to the changing needs of society;

•                  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member; and

•                  diversity of experiences.

Stockholders who wish to recommend one or more directors must provide written recommendation to the Corporate Secretary of Ciprico.  Notice of a recommendation must include the stockholder’s name, address and the number of Ciprico shares owned, along with information about the prospective nominee, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election and allow for a background check if nominated by the Board of Directors and to serve if elected by the stockholders.  Ciprico may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and may conduct a background search to confirm information provided to the Company.

Stockholders who wish to present a proposal at an annual meeting of stockholders must provide a written notice to our Corporate Secretary at the address below in conformity with the dates set for in the Stockholders Proposals section of this Proxy Statement.  For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the stockholder’s name, address, the number of shares such stockholder owns and any material interest the stockholder may have in the proposal.  The Corporate Secretary will forward the proposals and recommendations to the Nominating and Governance Committee.

Attention:	Corporate Secretary
17400 Medina Road, Suite 800
Plymouth, MN 55447

The Board and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all Board or Committee members, in accordance with Delaware law, rather than hold formal meetings.  During fiscal 2006, the Board of Directors held nine regular meetings, some handled telephonically.  The majority of the Board members attended 100% of the meetings, and no Director attended less than 6 of the meetings. Due to a temporary medical condition Mr. Griffiths was unable to attend 75% of the Board and committee meetings.

Director’s Fees

Directors who are not employees of the Company receive $500 for each Board or committee meeting attended in person ($250 if attendance is telephonically) and an additional $500 if they serve as Committee Chair.  Mr. Vekich receives a monthly fee of $1,500 as Lead Director and Messrs. Burniece, Hokkanen, Griffiths and Gerson receive a monthly fee of $1,000.  In addition, each Director receives an annual grant of 2,500 restricted shares, which vest over two years.  These restricted shares are issued 30 days after the annual meeting and carry two additional conditions: a 5% increase in per share price from the grant price and a requirement to keep 50% of such shares for at least one year beyond the vesting date.

In addition, any director who is elected or re-elected to the Board, receives 1,000 restricted shares with a one-year vesting.

PRINCIPAL STOCKHOLDERS

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of the dates indicated in the respective footnotes to the table.  Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS

Dimensional Fund Advisors 1299 Ocean Avenue Santa Monica, CA 90401	293,505	(1)(2)	6.1%

Lloyd I. Miller 4550 Gordon Drive Naples, FL 34102	291,903	(1)	6.1%

Leviticus Partners LP Chrysler Building, 45th Floor 405 Lexington Ave New York, NY 10174	249,900	(1)	5.2%

Coghill Capital Management One North Wacker Drive, Suite 4350 Chicago, IL 60606	248,918	(1)	5.1%

(1)           Such shares were owned as of the most recent 13G filing with the SEC.

(2)           Dimensional Fund Advisors (“Dimensional”) disclaims beneficial ownership of such securities as they are owned by investment companies, trusts and separate accounts to whom Dimensional furnishes investment advice.

MANAGEMENT STOCKHOLDINGS

The following table sets forth the number of shares of Common Stock beneficially owned as of December 5, 2006, by each executive officer of the Company named in the Summary Compensation Table in this Proxy Statement, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group.  Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS (1)

James W. Hansen	166,656	(1)	3.3%
Thomas F. Burniece	63,000	(2)	1.3%
Monte S. Johnson	38,451	(3)	*
Mark D. Griffiths	29,000	(4)	*
James D. Gerson	26,463	(8)	*
Michael M. Vekich	21,500	(5)	*
Gary L. Hokkanen	13,500	(6)	*
All current officers and directors as a group (7 persons)	358,570	(7)	7.1%

*      Less than 1%

(1)     Amount includes 70,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2006 and a Restricted Stock grant of 25,000 shares, which on December 7, 2006 Mr. Hansen voluntarily forfeited due to his recommendation on that date for a change in Company management. In addition, Mr. Hansen forfeited 5,000 shares purchasable upon exercise of options presently exercisable.

(2)     Amount includes 55,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2006.

(3)     Amount includes 17,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2006 and a Restricted Stock grant of 19,000 shares, which vest in February of 2008 provided additional performance based conditions related to increase in share price and profitability are met.  At this time it is unlikely these conditions will be met.

(4)     Amount includes 23,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2006.

(5)     Amount includes 16,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2006.

(6)     Amount includes 10,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2006.

(7)     Amount includes 192,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 5, 2006.

APPROVAL TO INCREASE THE MAXIMUM SIZE OF THE BOARD AND ELECTION
OF DIRECTORS

(PROPOSALS #1, #2 AND #3)

General Information

The Certificate of Incorporation and Bylaws of the Company currently provide that the Board of Directors shall consist of not less than three directors and not more than six directors and that the number of directors to be elected shall be determined by the stockholders at each annual meeting.  The Certificate of Incorporation also provides for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year.  Directors who are members of Class I will be elected at this Annual Meeting.  Directors who are members of Classes II and III will continue to serve for the terms for which they were previously elected.

Reason for Proposed Amendment

The existing provision governing the maximum size of the Board of Directors was part of the Company’s original Certificate of Incorporation when it was incorporated in 1987.  The Board of Directors of the Company has approved and is recommending to holders of the Company’s Common Stock the proposed amendment to the Company’s Certificate of Incorporation to increase the maximum size of our Board of Directors from six to eight individuals.  The Board of Directors believes it is desirable to increase the maximum size of the Board of Directors to allow for appointment of additional directors who possess skills and abilities that would be helpful to the Company and to the Board of Directors in overseeing the business of the Company.  If the stockholders approve the amendment, and increase the maximum number of Directors to eight, the Board of Directors would have the power under the Company’s Certificate of Incorporation to appoint individuals to fill the additional seats on the Board of Directors, prior to the next annual meeting.

If stockholders approve the proposed amendment, the amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which would be filed shortly after the Annual Meeting.  The proposed amendment would amend Article 7.1 of the Company’s Certificate of Incorporation.  As provided, such amendment requires the affirmative vote of the holders of two-thirds (2/3) of all shares of stock of the Company entitled to vote on all matters that may come before each meeting of stockholders.

Recommendation of the Board of Directors

#1.          THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS OF THE COMPANY FROM SIX TO EIGHT.

#2.          THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE TO SET THE NUMBER OF DIRECTORS AT SEVEN. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to set the number of directors at seven.

#3.          THE BOARD RECOMMENDS THAT TWO CLASS I DIRECTORS BE ELECTED AT THE ANNUAL MEETING.  THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE NOMINATING AND GOVERNANCE COMMITTEE, NOMINATES MR. JAMES HANSEN AND MR. MICHAEL VEKICH FOR ELECTION AS

CLASS I DIRECTORS.  If elected, Messrs. Hansen and Vekich will each serve for a three-year term as a Class I Director and until his successor has been duly elected and qualified.

Unless authority is withheld, the proxies solicited hereby will be voted for the election of each of Mr. Hansen and Mr. Vekich as directors for a term of three years.  If, prior to the meeting, it should become known that any Class I nominee will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Nominating and Governance Committee or, alternatively, not voted for any nominee.  The Board of Directors has no reason to believe that either nominee will be unable to serve. The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

Nominees For Election To The Board Of Directors

James W. Hansen,  (Class I, term ending at 2009 Annual Meeting), age 51, has been a director of the Company since April 2001 and Chairman of the Board since January 2003.   Mr. Hansen served as Chief Executive Officer of the Company from September 30, 2004 to December 7, 2006 and served as Interim Chief Executive Officer of the Company from March 18, 2004 to September 30, 2004.    Since 1992, Mr. Hansen has served as an investor, director, president or vice president of several private companies in the medical services and technology industry.  Mr. Hansen was President, CEO and Treasurer of E.mergent Incorporated (NASDAQ: EMRT) from November 1996 and Chairman of the Board of Directors from May 1997 until the sale of the company in May 2002.  From 1986 to 1992, he was Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE-traded financial services company now known as ING Reliastar.  From 1983 to 1986, he was Vice President of Apache Corporation, a NYSE-traded oil and gas exploration company.    From 1979 to 1983, Mr. Hansen was a teacher and management consultant.  He has also served as a director of three public companies and has taught in the MBA program at the University of St. Thomas since 1984.

Michael M. Vekich, (Class I, term ending at 2009 Annual Meeting), age 59, has been director of the Company since December 2002.  Mr. Vekich has served as Chief Executive Officer of Vekich Associates since 1998 and is also Chairman, President and Chief Operating Officer of Skyline Displays, Inc. He served as Chief Executive Officer of Vekich Arkema & Company from 1979 to 1998.  Prior to 1979 he held various management-consulting positions.  A Certified Public Accountant, he serves as a financial and business advisor to several public and private company boards.  He has also served as a director on a number of boards of private companies and not-for-profit institutions.

All Other Directors Of The Company Whose Terms Continue Beyond The Annual Meeting

Mark D. Griffiths, (Class III, term ending at 2008 Annual Meeting), age 46, has been a director of the Company since May 2001.  Mr. Griffiths has been an independent marketing consultant working with companies delivering solutions to enterprises since 2005.  Mr. Griffiths was Vice President of Security Services at Verisign, Inc. from August 2003 to October 2005.  From May 1997 to October 2001, he held several positions at VERITAS Software, his last position being Vice President of Corporate Marketing.  Prior to joining VERITAS Software, Mr. Griffiths also held the position of Director of Product Marketing for the Internet Division of Cisco Systems from September 1996 to May 1997.  Prior to Cisco, Mr. Griffiths spent nine years at Novell Inc., culminating his career there as the Director of Marketing for Novell’s Internet Commerce Division.

James D. Gerson, (Class III, term ending at 2008 Annual Meeting), age 63, has been a director of the Company since January 2006.  Mr. Gerson is currently a private investor. He was Vice President of Fahnestock & Co., Inc. (now known as Oppenheimer & Co.) from March 1994 until April 2003, where he held a variety of positions in the corporate finance, research, and portfolio management areas. Mr. Gerson also serves as a Director of American Power Conversion Corp. and Fuel Cell Energy, Inc.

Thomas F. Burniece, (Class II, term ending at 2007 Annual Meeting), age 65, has been a director of the Company since November 1999, and was Chairman of the Board from November 2000 through January 2003.  Mr. Burniece is currently President and Chief Executive Officer of iVivity Inc., a privately held fabless semiconductor company that has developed a high performance chip for the storage and networking market and President of Burniece Consulting Services.  He served as Senior Vice President at COPAN Systems, a privately held company developing a unique disk-based replacement for tape storage from August 2004 to May 2005.  Prior to COPAN, Mr. Burniece was a partner in In-fusion, LLC, a consulting firm specializing in business development for companies in the networked storage market, from June 2000 to August 2004. Mr. Burniece was Chief Executive Officer from April 1997 until December 2000 of Voelker Technologies, Inc., a private company developing an intelligent physical layer switching product.  In addition, in June 1998 he co-founded and served as the original Chief Executive Officer, as well as a director until May 2001 of Rutilus Software, Inc., a private company developing a unique, centrally-managed approach to the backup of network-attached desktop computers.  Mr. Burniece has also served as a board member or as an advisor to a number of other small private companies across several high technology markets.  His previous experience includes senior management positions at Maxtor, Digital Equipment Corporation and Control Data Corporation.

Gary L. Hokkanen, (Class II, term ending at 2007 Annual Meeting), age 60, was appointed by the Board on June 24, 2004. Mr. Hokkanen was Chief Operating Officer of the Carlson Marketing Group from 2002 to 2005. From 1984 through 2002, Mr. Hokkanen owned The Cynergi Group, Inc., a contract executive consulting company.  Mr. Hokkanen’s assignments with The Cynergi Group included: President of Wam!Net, Inc. from 1999 to 2001 and Chief Executive Officer of The Miner Group, Inc. from 1997 to 1999.  Mr. Hokkanen is a graduate of the Advanced Management Program at Harvard University and earned a B.S. degree in electronic intelligence from the Presidio at Monterey.

There are no arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company’s directors.

CERTAIN TRANSACTIONS WITH DIRECTORS

Mr. Burniece has an arrangement with the Company to provide consulting services.  During fiscal year 2006, Mr. Burniece received $3,600 in fees for services.

As part of the Employment Agreement with James W. Hansen to serve as Chief Executive Officer of the Company the Company agreed to pay The Hansen Company $1,250 per month for strategic planning.  In recognition of Company management changes, Mr. Hansen voluntarily agreed to amend the terms of his Employment Agreement and effective December 7, 2006 these payments have been discontinued.

APPROVAL TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 1996
RESTRICTED STOCK PLAN

(PROPOSAL # 4)

General Information

The 1996 Restricted Stock Plan (“RSP”) was established to provide for common stock awards to officers, directors and certain key employees of the Company. Restricted stock generally vests after continued employment for a period of up to five years. All restricted stock awards entitle the participant to full dividend and voting rights. Since inception of the RSP only 150,000 shares have been reserved and made available for awards under the RSP, and a total of 141,120 shares have been issued.

Reason for Proposed Amendment

As noted in the Human Capital Committee Report to stockholders in last year’s Proxy Statement, this Committee would make recommendations in fiscal 2006 taking into consideration new reporting requirements for stock based compensation.   As a result of their recommendations, compensation for certain officers and directors included more restricted stock awards and less stock option grants.  As of September 30, 2006, the Company had only 8,880 shares reserved for future issuance under the RSP.   To be able to have any alternative to stock option grants, an increase in the number of shares reserved and made available for awards under the RSP is necessary.

Description of Restricted Stock Plan

     Purpose.  The purpose of the Restricted Stock Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to officers and employees upon whose efforts the success of the Company and its subsidiaries will depend to a large degree.

     Term.  Restricted stock awards may be granted pursuant to the Restricted Stock Plan until the Plan is discontinued or terminated by the Board.

     Administration.  The Restricted Stock Plan is administered by the Human Capital Committee of the Board of Directors (the “Committee”).  The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted restricted stock awards, to determine the number of shares of Common Stock of the Company subject to each award, and to prescribe the particular form and conditions of each award granted.

     Eligibility.  All officers, directors and key employees of the Company or of any subsidiary are eligible to receive awards pursuant to the Restricted Stock Plan.

     Awards.  When a restricted stock award is granted under the Restricted Stock Plan, the recipient receives shares of the Company’s Common Stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the Committee.  During such restricted period the recipient may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of the shares. Upon issuance of certificates representing such restricted stock, the recipient is entitled to vote such shares and to receive dividends thereon. Under the terms of the Plan, all risks of forfeiture on outstanding restricted stock will lapse upon a “change of control” (as defined in the Plan) of the Company.  Each award granted under the Restricted Stock Plan is nontransferable during the lifetime of the participant.

     Amendment.  The Board of Directors may amend or discontinue the Restricted Stock Plan at any time, except that no amendment or termination of the Plan shall adversely affect rights of a recipient holding restricted stock.

     Plan Benefits.  The table below shows the total number of shares of restricted stock that have been received by the following individuals and groups under the 1996 Plan:

Name and Position(s)	Dollar value (2)	Number of Units (3)

James W. Hansen (1) President and CEO	$126,000	28,000
Monte S. Johnson, Senior Vice President and CFO	85,500	19,000
Non-Executive Director Group	85,500	19,000
Non-Executive Officer Employee Group	85,500	19,000

(1)          Mr. Hansen was President and CEO through December 7, 2006.

(2)          Based on the September 30, 2006 share price of $4.50.

(3)          This table reflects the total stock number of shares awarded without taking into account forfeitures.  Because future awards of restricted stock are subject to the discretion of the Committee, the future benefits that may be received by these individuals or groups under the 1996 Plan cannot be determined at this time.

Recommendation of the Board of Directors

#4.          THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCREASE OF SHARES RESERVED AND MADE AVAILABLE UNDER THE 1996 RESTRICTED STOCK PLAN BY 250,000 SHARES.  The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to increase the number of shares reserved and made available under the RSP by 250,000, which would bring the total shares reserved and made available under the RSP to 400,000.

EXECUTIVE OFFICERS

The names, ages and positions of the executive officers are as follows:

Name	Age	Position(s)

James W. Hansen (1)	51	Chairman of the Board, President and Chief Executive Officer

Steven D. Merrifield	50	President and Chief Executive Officer

Monte S. Johnson	48	Senior Vice President and Chief Financial Officer

                (1) Mr. Hansen was President & CEO through December 7, 2006.  See Biography in Election of Directors section.

Steven D. Merrifield joined the company on December 8, 2006 as President and Chief Executive Officer. From 2003 until joining the Company he was Senior Vice President of Global Sales and a member of the Board of Directors of Hitachi GST Corporation, a  $4.5 billion storage products company. From 1978 until joining Hitachi, Mr. Merrifield was an employee of IBM and held the following positions: Sales Representative, Branch Manager, Administrative Assistant to the Chairman and CEO, Director of SMB Software and Services for Europe, Director of Worldwide OEM software sales and marketing, Vice President Dell Strategic Alliance and culminating his tenure at IBM as Vice President Global Sales for the technology group. He is a graduate of Oklahoma State University.

Monte S. Johnson has been Senior Vice President and Chief Financial Officer since January 2006 and prior to that was Vice President of Finance and Chief Financial Officer since June 1, 2005.  Mr. Johnson had previously served as Interim Chief Financial Officer of the Company from March 10, 2005 to June 1, 2005.  Mr. Johnson is President of MSJ & Associates, LLC, a business consulting company focused on finance, strategic planning and operational consulting for public and private companies and was its principal consultant from 2001 to 2005. From 1999 to 2001, Mr. Johnson was Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Pro Staff Personnel Services.  From 1991 to 1999, Mr. Johnson served in various financial and management positions at General Electric Company and Honeywell Inc.  Prior to 1991 Mr. Johnson worked 11 years at Deloitte & Touche International.  Mr. Johnson is a CPA and MBA.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and the other executive officers whose total salary and bonus for fiscal 2006 exceeded $100,000.

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION
						Awards			Payouts
						Restricted		Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Stock Award(s) ($)		Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(1)

James W. Hansen (2)	2006	163,046					(4)			4,442
President and CEO	2005	150,531						50,000		4,156
	2004			60,000	(3)			25,000
Monte S. Johnson	2006	162,996	23,500				(5)	25,000		4,440
SR VP and CFO	2005	74,032						30,000		1,008

(1)     Amounts reflect Company contributions to the Company’s Savings Plan, a 401(k) plan.

(2)       Mr. Hansen was appointed as President and CEO on September 30, 2004 and served in such capacity through December 7, 2006.

(3)       Amounts are payments to The Hansen Company pursuant to Mr. Hansen serving as the Company’s Interim CEO for part of fiscal 2004.

(4)       In January of 2006, Mr. Hansen was awarded a Restricted Stock grant of 25,000 shares, which vest two years from the date of grant and carry additional performance based conditions on vesting including increase in share price and profitability.  At this time it is unlikely these conditions will be met.  The value of these Restricted Shares using the price at September 30, 2006 would be $112,500.  On December 7, 2006, Mr. Hansen voluntarily forfeited the above referenced 25,000 shares of Restricted Stock due to his recommendation of a change in Company management.

(5)          In January of 2006, Mr. Johnson was awarded a Restricted Stock grant of 19,000 shares, which vest two years from the date of grant and carry additional performance based conditions on vesting including increase in share price and profitability.  At this time it is unlikely these conditions will be met.  The value of these Restricted Shares using the price at September 30, 2006 would be $85,500.

Option Grants During 2006 Fiscal Year

The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended September 30, 2006. The Company has not granted any stock appreciation rights.

	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS		% OF TOTAL OPTIONS/SARS GRANTED TO EMPLOYEES IN	EXERCISE OR BASE	EXPIRATION	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
NAME	GRANTED (#)		FISCAL YEAR	PRICE ($/SH)	DATE	5% ($)	10% ($)

James W. Hansen	—		—	—	—	—	—

Monte S. Johnson	25,000	(1)	20.2%	$4.22	10/24/10	29,166	64,453

(1)          Such option is exercisable annually as to 25% of the total number of shares, commencing October 24, 2006.

Aggregated Option Exercises During 2006 Fiscal Year and Fiscal Year End Option Values

The following table provides information related to options exercised by the named executive officers during the fiscal year ended September 30, 2006, and the number and value of options held at September 30, 2006.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF UNEXERCISED OPTIONS/SARS AT FY-END(#) EXERCISABLE/ UNEXERCISABLE		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARS AT FY-END ($) EXERCISABLE/ UNEXERCISABLE (1)

James W. Hansen	0	N/A	70,000 / 25,000	(2)	0 / 0

Monte S. Johnson	0	N/A	17,500 / 37,500		4,925 / 10,875

(1)          These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company’s Common Stock on September 30, 2006.  The closing price of the Company’s Common Stock on that day on the NASDAQ Stock Market was $4.50.  Options are in the money if the market value of the shares covered thereby is greater than the option exercise price.

(2)          On December 7, 2006, Mr. Hansen entered into an agreement whereby 5,000 shares purchasable upon exercise of options presently exercisable would be canceled along with 12,500 of options unexercisable.

Other Compensation Arrangements

On December 8, 2006 the Company entered into an Employment Agreement and Change of Control Agreement with Steven D. Merrifield to serve as President and Chief Executive Officer of the Company through December 7, 2008.  Under these Agreements Mr. Merrifield receives a monthly base salary of $20,000 through September 30, 2007 and $20,833 through the remainder of the contract, which salary is paid in accordance with the Company’s normal payroll procedures and policies and is reviewed annually by the Board of Directors. In addition, the Company will pay certain relocation expenses up to $50,000 and moving expenses.

Under the Agreements Mr. Merrifield will be granted an award of 200,000 shares of Ciprico stock under the Incentive Stock Option Plan, subject to approval by the Board of Directors who shall set the grant date.  In addition, Mr. Merrifield will be granted a restricted stock award pursuant to the Company’s Restricted Stock Plan of 25,000 shares in years 2 and 3 of employment, subject to approval by the Board of Directors who shall set the grant date.

These Agreements also include a provision that in the event Mr. Merrifield’s employment is terminated without good cause or if Mr. Merrifield chooses to voluntarily terminate such employment with good reason within a twelve-month period following a change of control of the Company, the Agreements provide for a lump sum severance payment equal to twelve months of current compensation (base salary plus bonus, such bonus to be not less than 50% of base salary), or the remaining amount of Mr. Merrifield’s then current compensation under his Employment Agreement, whichever is greater.

As Mr. Hansen was the principal catalyst in recruiting Mr. Merrifield, Mr. Hansen has voluntarily agreed to changes in his Employment Agreement and Change of Control Agreement (the “Agreements”).  Such Agreements called for Mr. Hansen to serve as Chief Executive Officer of the Company for a term ending on September 30, 2007 and a monthly base salary of $15,833 for fiscal 2007.  In addition, the Company was to pay The Hansen Company, an affiliate of Mr. Hansen, $1,250 per month for strategic planning services.  With the hiring of Mr. Merrifield, on December 8, 2006, Mr. Hansen voluntarily agreed to terminate the payments to The Hansen Company and to reduce his monthly compensation, effective January 1, 2007, to an average of $12,777 through September 30, 2007.

These Agreements also include a provision that in the event Mr. Hansen’s employment is terminated without good cause or if Mr. Hansen chooses to voluntarily terminate such employment with good reason within a twelve-month period following a change of control of the Company, the Agreements provide for a lump sum severance payment equal to twelve months of current base salary, or the remaining amount of Mr. Hansen’s then current compensation under his Employment Agreement, whichever is greater.

The Company has an Employment Agreement and Change of Control Agreement with Monte S. Johnson to serve as Senior Vice-President and Chief Financial Officer of the Company through September 30, 2008.  Under these Agreements Mr. Johnson receives a monthly base salary of $15,833, which salary is paid in accordance with the Company’s normal payroll procedures and policies and is reviewed annually by the Board of Directors. In addition, the Company pays MSJ Consulting, LLC, a company controlled by Mr. Johnson, $1,250 per month for strategic planning services.

These Agreements also include a provision that in the event Mr. Johnson’s employment is terminated without good cause or if Mr. Johnson chooses to voluntarily terminate such employment with good reason within a twelve-month period following a change of control of the Company, the Agreements provide for a lump sum severance payment equal to twelve months of current base salary, or the remaining amount of Mr. Johnson’s then current compensation under his Employment Agreement, whichever is greater.

HUMAN CAPITAL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Human Capital Committee Interlocks and Insider Participation.  During fiscal 2006, the Human Capital Committee members were Messrs. Hokkanen, Vekich and Griffiths.  None of the members of the Committee was an employee or officer of the Company during fiscal 2006 or affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

Overview and Philosophy. The Company’s executive compensation program is comprised of base salaries, annual and quarterly performance bonuses, long-term incentive compensation in the form of stock options and restricted stock grants and various benefits, including the Company’s savings plan in which all qualified employees of the Company may participate. In addition, the Human Capital Committee from time to time may award special cash bonuses, stock options and restricted stock grants in connection with new hiring, promotions or non-recurring, extraordinary performance.

The Human Capital Committee has followed a policy of paying annual base salaries that are on the moderate side of being competitive in our industry and of awarding cash bonuses based primarily on achievement of revenue and operating profit goals and secondarily on achievement of individual goals.  If minimum operating profit goals are achieved, the executive officer receives a cash bonus, in an amount equal to the percentage of goal achieved multiplied by the established target bonus, which is a minimum of 10% and a maximum of 100% of annual base salary. The goals are established annually by the Human Capital Committee and the Chief Executive Officer of the Company.

The Company’s executive officers participate in the Company’s stock option and restricted stock plans as well as the management cash bonus plan described above.

The Human Capital Committee has met four times during fiscal 2006 regarding long term compensation plans and the use of options and restricted stock for both directors and employees.  The Committee recommended using more restricted stock in the future due to various factors including new reporting requirements for stock-based compensation.

General. The Company provides medical and insurance benefits to its executive officers, which are generally available to all Company employees.  The Company has a savings plan in which all qualified employees, including the executive officers, may participate.  Each year the Company contributes to the savings plan an amount equal to 50% of the first 6% of gross wages for each employee who participates in the savings plan.  The Company may contribute an additional 2% of gross wages based on the operating profit of the Company for the fiscal year and plan contributions by the individual employee.  The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2006.

Chief Executive Officer Compensation.  James W. Hansen has served as the Company’s Chief Executive Officer since September 30, 2004.  Mr. Merrifield began serving as the Company’s Chief Executive Officer on December 8, 2006.  Determination of annual base salary and eligibility for cash bonus were in accordance with the policies described above as applicable to all executive officers.

As Mr. Hansen was the principal catalyst in recruiting Mr. Merrifield, Mr. Hansen has voluntarily agreed to changes in his Employment Agreement and Change of Control Agreement (the “Agreements”).  Such Agreements called for Mr. Hansen to serve as Chief Executive Officer of the Company for a term ending on September 30, 2007 and a monthly base salary of $15,833 for fiscal 2007.  In addition, the Company was to pay The Hansen Company, an affiliate of Mr. Hansen, $1,250 per month for strategic planning services.  With the hiring of Mr. Merrifield, on December 8, 2006, Mr. Hansen voluntarily agreed to terminate the payments to The Hansen Company and to reduce his monthly compensation, effective January 1, 2007, to an average of $12,777 through September 30, 2007.

In October of 2004, Mr. Hansen was also granted an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price equal to 125% of the closing sale price for such common stock on the day of issuance under the Incentive Stock Option Plan.  The option vests at the rate of 25% per year and will expire five years following the date of grant.  In January of 2006, Mr. Hansen was awarded a Restricted Stock grant of 25,000 shares.  The value of these Restricted Shares using the price at September 30, 2006 would be $112,500.  As part of the amendment to Mr. Hansen’s Agreements approved December 7, 2006, he has voluntarily agreed to cancel the above referenced 25,000 shares of Restricted Stock and also agreed to cancel options for 5,000 shares currently exercisable along with 12,500 of options unexercisable.

Ciprico Inc. has an Employment Agreement and a Change of Control Agreement (the “Agreements”) with Steven D. Merrifield to serve as Chief Executive Officer of the Company for a term commencing December 8, 2006 and ending on December 7, 2008. Under the terms of the Agreements, Mr. Merrifield is entitled to a monthly base salary of $20,000 for fiscal 2007 and $20,833 for the remaining term of the Agreements.  Mr. Merrifield’s salary shall be paid in accordance with the Company’s normal payroll procedures and policies and be reviewed annually by the Board of Directors.  Mr. Merrifield shall be eligible to participate in the Company’s short-term and long-term management bonus programs as approved by the Board.

Mr. Merrifield will also be granted options to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to the closing sale price for such common stock on the grant date, as set by the Board of Directors, under the Incentive Stock Option Plan.  The option vests at the rate of 25% per year and will expire five years following the date of grant.  Mr. Merrifield will also be awarded a Restricted Stock grant of 25,000 shares in years 2 and 3 of employment, subject to approval by the Board of Directors who shall set the grant date and vesting conditions.

Summary. The Human Capital Committee annually reviews its compensation policies but anticipates generally continuing its policy of paying relatively moderate base salaries, basing bonuses primarily on specific revenue or operating profit goals and granting stock options and restricted stock to provide long-term incentives.

MEMBERS OF THE FISCAL 2006 HUMAN CAPITAL COMMITTEE

Gary L. Hokkanen

Michael M. Vekich

Mark D. Griffiths

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s member composition satisfies the rule of the NASDAQ that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined.

In accordance with its written charter adopted by the Board of Directors (attached as Appendix A to the 2004 Proxy Statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)                                  reviewed and discussed the audited financial statements with management;

(2)                                  met with auditors independent of management prior to and subsequent to the completion of the audit fieldwork to review planning and results of audit;

(3)                                  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(4)                                  reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, as filed with the Securities and Exchange Commission.

MEMBERS OF THE FISCAL 2006 AUDIT COMMITTEE

Michael M. Vekich

Mark D. Griffiths

Gary L. Hokkanen

INDEPENDENT AUDITORS

Grant Thornton LLP acted as the Company’s independent auditors for fiscal 2006.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company’s stockholders.

Audit Fees.  The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2006 and 2005 and included in the Company’s Forms 10-Q for fiscal 2006 and 2005 were $71,300 and $67,800, respectively.

Audit Related Fees.  The aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant, other than the Company’s annual financial statements and the Company’s Forms 10-Q for the fiscal year ended September 30, 2006 and 2005 were $12,100 and $8,000, respectively.  These fees were primarily for the audit of the Company’s benefit plan.

Tax Fees.  The aggregate fees billed by Grant Thornton LLP for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2006 and 2005 were $17,100 and $13,400, respectively.  These fees were primarily for the preparation of the Company’s income tax returns.

All Other Fees.  There were no aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant other than Audit Fees, Audit Related Fees and Tax Fees for the fiscal year ended September 30, 2006 and 2005.

Pre-Approval Policy

Pursuant to its written charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accountants in order to assure that the provision of such services does not impair the independence of the Company’s independent registered public accountants.  The Audit Committee has determined that such services are compatible with maintaining independence.

The Audit Committee’s Pre-Approval Policy was recommended by the Audit Committee and approved by the Board on June 24, 2004.  Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved.  Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.  The Audit Committee has delegated pre-approval authority to Michael M. Vekich, the Chairman of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has approved the proposal by Grant Thornton LLP to provide audit and tax services up to $78,200 in fiscal 2007.

STOCK PERFORMANCE CHART

The following chart compares the cumulative total stockholder return on the Company’s Common Stock with the S&P Smallcap 600 Index and the S&P Computer Storage & Peripherals Index.  The comparison assumes $100 was invested on September 30, 2001 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Ciprico Inc., The S & P Smallcap 600 Index
And The S & P Computer Storage & Peripherals Index

* $100 invested on 9/30/01 in stock or index-including reinvestment of dividends.  Fiscal year ending September 30.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company, and persons who beneficially own more than 10% of the Company’s outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such reports furnished to or obtained by the Company and upon other information known to the Company, the Company believes that during the fiscal year ended September 30, 2006, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company’s outstanding shares of Common Stock were complied with.

STOCKHOLDER PROPOSALS

The Company must receive any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2007 Annual Meeting of Stockholders by August 14, 2007, to be considered for inclusion in the Company’s proxy statement and related proxy for the next annual meeting.

Also, if a stockholder proposal intended to be presented at the next annual meeting but not included in the Company’s proxy statement and proxy is received by the Company after October 28, 2007, then management named in the Company’s proxy form for the next annual meeting will have discretionary authority to vote shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting.  If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2006, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy-soliciting material.

FORM 10-KSB

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MONTE S. JOHNSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS. THE COMPANY’S FORM 10-KSB MAY ALSO BE ACCESSED THROUGH THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Hansen
James W. Hansen
Chairman

Dated:  December 21, 2006

Plymouth, Minnesota

CIPRICO INC.

ANNUAL MEETING OF STOCKHOLDERS

JANUARY 25, 2007

3:30 PM

CIPRICO INC. HEADQUARTERS

17400 MEDINA ROAD

SUITE 800

PLYMOUTH, MINNESOTA 55447

CIPRICO INC.
17400 MEDINA ROAD	proxy
SUITE 800
PLYMOUTH, MINNESOTA 55447
-----------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 25, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint James W. Hansen and Monte S. Johnson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL BELOW.

1. To amend the Certificate of Incorporation to increase the maximum number of Directors from six to eight:		☐ For	☐ Against	☐ Abstain

2. To set the number of the Board of Directors at seven (7):		☐ For	☐ Against	☐ Abstain

3. To Elect two Class I directors:	01 James W. Hansen	☐ Vote FOR all nominees		☐ Vote Withheld for
	02 Michael M. Vekich	(except as marked)		all nominees

To withhold authority to vote for any individual nominee, write the name of such nominee on the box at the right

4. To authorize an increase of 250,000 shares available under the 1996 Restricted Stock Plan:		☐ Authorized	☐ Not Authorized

5. OTHER MATTERS. In their discretion, the Proxies are to vote upon such other business as may properly come before the Meeting and any adjournment thereof:		☐ Authorized	☐ Not Authorized

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 5.

Address Change? Mark Box ☐
Indicate changes below:	Date

Signature(s) in Box.  Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.